SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 4, 2008
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                        1-16725               42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 4, 2008, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended December 31, 2007. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Fourth Quarter 2007 Earnings Release


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:    /S/ MICHAEL H. GERSIE
                                           ------------------------------------
                                    Name:  Michael H. Gersie
                                    Title: Executive Vice President and Chief
                                           Financial Officer

Date:    February 5, 2008

                                                                     EXHIBIT 99

RELEASE: On receipt
MEDIA CONTACT:               Jeff Rader, 515-247-7883, RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT:  Tom Graf, 515-235-9500,
                             investor-relations@principal.com


     PRINCIPAL FINANCIAL GROUP, INC. REPORTS FOURTH QUARTER 2007 AND FULL YEAR RESULTS

     Des Moines, IA (February 4, 2008) - Principal  Financial Group, Inc. (NYSE:
     PFG) today announced net income available to common stockholders of $34.1 million(1), or $0.13 per diluted share for the three months ended December 31, 2007, compared to $284.1 million, or $1.04 per diluted share for the three months ended December 31, 2006. The company reported operating earnings of $225.8 million for fourth quarter 2007, compared to $252.0 million for fourth quarter 2006. Operating earnings per diluted share (EPS) for fourth quarter 2007 were $0.86 compared to $0.93 for the same period in 2006. Operating revenues for fourth quarter 2007 were $2,901.8 million compared to $2,537.0 million for the same period last year.(2)
              Principal Financial Group, Inc. also announced full year results. The company reported net income available to common stockholders of $827.3 million, or $3.09 per diluted share for the twelve months ended December 31, 2007, compared to $1,031.3 million, or $3.74 per diluted share for the twelve months ended December 31, 2006. The company reported record operating earnings of $1,058.4 million for 2007, compared to $972.1 million for 2006. EPS for 2007 was a record $3.95 compared to $3.53 for 2006. Operating revenues for 2007 were a record $11,249.8 million compared to $9,825.8 million for 2006.
              "In a year marked by adverse credit conditions and volatile equity markets, The Principal delivered a strong operating result - 9 percent growth in earnings and 12 percent EPS growth," said J. Barry Griswell, chairman and chief executive officer. "Excluding the health division, which had a difficult year, total company earnings improved 15 percent."
              "In 2007, our three key growth engines - U.S. Asset Accumulation, Principal Global Investors and Principal International - continued to demonstrate strong fundamentals," said Griswell. "Total company assets under management (AUM) increased $54 billion, or 21 percent, including nearly $20 billion of net cash flows, and each of our three asset management and accumulation segments delivered record earnings, improving $111 million or 15 percent for the year on a combined basis(3)."
              "The continued strength of these segments was also evident in the fourth quarter," said Griswell. "Our key asset management and accumulation businesses again delivered some outstanding results, performance that supports our outlook for continued strong long-term growth."

              Added Larry Zimpleman, president and chief operating officer, "Sales of our three key retirement and investment offerings - Full Service Accumulation, Principal Funds and Individual Annuities - were $5.6 billion in total in the fourth quarter and $21.7 billion for the year, up 63 percent and 61 percent respectively over the prior year periods. Principal Global Investors' fee mandate business earnings improved 20 percent from the year ago quarter and 44 percent for the year, reflecting continued strong growth in third party AUM, which increased 24 percent on an organic basis. And Principal International's earnings improved 70 percent from a year ago, a tremendous finish to a breakout year that included 54 percent growth in earnings, 50 percent growth in AUM, 32 percent growth in operating revenues and a 290 basis point improvement in return on equity."
              "While earnings for the health division fell short of our expectations in the fourth quarter, earnings in our asset management and accumulation businesses remained solid, particularly in light of spread widening in the commercial mortgage securitization market and declining equity markets, which included a 3.8 percent drop in the S&P 500 Index," said Zimpleman. "While we can't control equity and credit market conditions, we continue to intensify our turnaround efforts in the health business, focusing on network discounts, claims costs and expense management."

     Additional highlights include:

     o Record annual operating revenues in all four operating segments, driving a $1.4 billion or 14 percent increase for 2007.
     o Continued strong organic sales of the company's key retirement and investment products. For 2007: full service accumulation sales were $9.5 billion, an increase of 31 percent (sales of $2.4 billion in fourth quarter 2007); mutual funds sales were $8.8 billion, up 130 percent (sales of $2.1 billion in fourth quarter 2007); and individual annuities sales were $3.5 billion, up 40 percent (sales of $1.2 billion in fourth quarter 2007).
     o Return on equity improved 110 basis points, from 15.3 percent at December 31, 2006 to 16.4 percent at December 31, 2007.

     "Looking forward, our 2008 results will clearly be impacted by difficult market conditions - continued uncertainty around the economy, continued adverse credit conditions, and continued equity market volatility, including a 6 percent decline in the S&P 500 Index in the month of January," said Zimpleman. "That said we expect market conditions to improve over time, and we remain committed to and confident we can achieve our longer-term performance objectives - 11 to 13 percent average annual growth in EPS, and roughly 50 basis points average annual improvement in operating ROE."

     NET INCOME Net income available to common stockholders of $34.1 million reflects net realized/unrealized capital losses of $211.5 million, which includes: $134.8 million of losses related to impairments of fixed maturity securities (including $49.4 million related to subprime); $33.5 million of impairments on equity securities; unrealized capital losses of $26.3 million, primarily from the mark to market of interest rate and credit default swaps; and $21.3 million of realized capital losses related to derivative positions (including $7.9 million related to subprime). Net income also includes a $19.8 million gain from other after-tax adjustments, primarily related to a gain on sale of real estate. Between the fixed maturity and equity security impairments, $84.8 million of losses relates to certain structured assets. The company believes the fundamental outlook for these assets remains strong and that values will ultimately recover. With market illiquidity reducing fair values, at year-end the company also conservatively valued its collateralized debt obligations, which generated the $49.4 million of losses, identified above. The company believes current fair value is significantly below the value it will ultimately recover on these assets.

                               SEGMENT HIGHLIGHTS

     U.S. ASSET ACCUMULATION
              Segment operating earnings for fourth quarter 2007 were $149.9 million, compared to $146.6 million for the same period in 2006. Earnings growth from higher account values was dampened by: a $16.5 million pre-tax increase over the same period a year ago in deferred policy acquisition cost amortization expense between the Full Service Accumulation and Individual Annuities businesses, primarily due to experience true-ups related to equity market declines in fourth quarter 2007 as compared to equity market gains in fourth quarter 2006.
              Operating revenues for the fourth quarter increased to $1,300.3 million compared to $1,085.3 million for the same period in 2006, primarily due to solid growth in the Principal Funds and Individual Annuities businesses.
              Segment assets under management were a record $178.1 billion as of December 31, 2007, compared to $161.9 billion as of December 31, 2006.

     GLOBAL ASSET MANAGEMENT
              Segment operating earnings for fourth quarter 2007 were $27.4 million, compared to $32.1 million in the prior year quarter. Earnings growth from the fee mandate business, which increased $4.8 million, or 20 percent compared to fourth quarter 2006, was more than offset by the impact on the spread and securitization business from unfavorable conditions in the commercial mortgage-backed securities ("CMBS") market.
              Operating revenues for fourth quarter increased to a record $174.1 million compared to $149.5 million for the same period in 2006, as a result of higher management fees across all lines of business.
              Third party assets under management for the segment were a record $87.4 billion as of December 31, 2007, compared to $59.2 billion as of December 31, 2006.

     INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
              Segment operating earnings for fourth quarter 2007 were $25.4 million, compared to $14.9 million for the same period in 2006, reflecting solid earnings growth in Brazil, Hong Kong, Chile, and China. Fourth quarter 2007 earnings also included a $5.6 million tax charge, due to new tax regulations in Mexico, partially offset by a $3.8 million after-tax benefit from higher yields on invested assets in Chile, due to unusually high inflation.
              Operating revenues were a record $255.4 million for fourth quarter 2007, compared to $128.6 million for the same period last year. The increase was primarily the result of higher yields on invested assets and increased sales of single premium group annuities in Chile.
              Segment assets under management were a record $28.7 billion as of December 31, 2007, compared to $19.1 billion as of December 31, 2006.

     LIFE AND HEALTH INSURANCE
              Segment operating earnings for fourth quarter 2007 were $42.1 million, compared to $64.9 million for the same period in 2006. Specialty Benefits division earnings increased $4.1 million to $25.5 million, reflecting growth in the business and effective expense management. Individual Life earnings were $26.0 million, compared to $30.4 million for the same period in 2006. Adjusting fourth quarter 2006 results for investment earnings on a higher capital base and lower than normal deferred policy acquisition cost amortization expense, Individual Life earnings improved modestly from a year ago. The Health division had a loss of $9.4 million in fourth quarter 2007, reflecting claim seasonality in higher deductible health plans, as well as adverse claims experience overall. This compared to earnings of $13.1 million in fourth quarter 2006, or losses of $1.9 million after adjusting fourth quarter 2006 for the development of year-end 2006 claims, as previously communicated.

              Operating revenues were a record $1,221.6 million, an increase of one percent from the same period in 2006. Specialty Benefits continued to achieve strong growth, with revenues improving 11 percent from a year ago. Individual Life revenues increased 3 percent, reflecting solid growth in fee-based universal life and variable universal life products. Health revenues decreased seven percent, primarily due to a 12 percent decrease in insured medical covered members.

     CORPORATE AND OTHER
              Operating losses for the segment in fourth quarter 2007 were $19.0 million, compared to operating losses of $6.5 million for the same period in 2006. Although many items contributed to the variance, the main contributors were lower earnings on reduced invested capital in the segment and higher interest expense, due in part to the company's fourth quarter 2006 issuance of long-term debt.

     FORWARD LOOKING AND CAUTIONARY STATEMENTS
     This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2006, and in the company's quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

     USE OF NON-GAAP FINANCIAL MEASURES
     The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

     SHARE REPURCHASES
     In October 2007, the company repurchased 1.1 million shares for $70 million, which completed the Board's May 2007 authorization of up to $250 million. In November 2007, following the Board's share repurchase authorization of up to $500 million, the company entered into an accelerated common stock repurchase agreement with an investment bank. Under this agreement, the company paid $250 million and received the initial delivery of approximately 2.9 million common shares, while retaining the right to receive additional common shares depending on the volume weighted average share price of the company's common stock over the program's execution period. The accelerated agreement was completed in January 2008, at which time the company received approximately 0.9 million additional shares.

     EARNINGS CONFERENCE CALL
     At 9:00 A.M. (CDT) tomorrow, Chairman and CEO J. Barry Griswell, President and COO Larry Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or
     (706) 645-9291 (International callers). The access code for the replay is 28483992. Replays will be available through February 12, 2008. The financial supplement is currently available on our website and may be referred to during the conference call.


     ABOUT THE PRINCIPAL FINANCIAL GROUP
     The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $311.1 billion in assets under management(5) and serves some 18.6 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                                 OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                     -------------------------------------------------------------
                                                            THREE MONTHS ENDED,           TWELVE MONTHS ENDED,
                                                     -------------------------------------------------------------
                                           SEGMENT         12/31/07       12/31/06       12/31/07        12/31/06
---------------------------------------------------- ---------------- -------------- -------------- --------------
                            U.S. ASSET ACCUMULATION         $ 149.9         $146.6       $  655.8      $  542.6
---------------------------------------------------- ---------------- -------------- -------------- --------------
                            GLOBAL ASSET MANAGEMENT            27.4           32.1          108.5         102.5
---------------------------------------------------- ---------------- -------------- -------------- --------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            25.4           14.9          110.7          71.8
---------------------------------------------------- ---------------- -------------- -------------- --------------
                          LIFE AND HEALTH INSURANCE            42.1           64.9          221.1         282.5
---------------------------------------------------- ---------------- -------------- -------------- --------------
                                CORPORATE AND OTHER          (19.0)           (6.5)         (37.7)        (27.3)
---------------------------------------------------- ---------------- -------------- -------------- --------------
                                 OPERATING EARNINGS           225.8          252.0        1,058.4         972.1
---------------------------------------------------- ---------------- -------------- -------------- --------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED          (211.5)           9.7         (229.7)         18.0
---------------------------------------------------- ---------------- -------------- -------------- --------------
                        OTHER AFTER-TAX ADJUSTMENTS            19.8           22.4           (1.4)         41.2
---------------------------------------------------- ---------------- -------------- -------------- --------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS         $  34.1         $284.1       $  827.3      $1,031.3
---------------------------------------------------- ---------------- -------------- -------------- --------------

                                                                          PER DILUTED SHARE
                                                     -------------------------------------------------------------
                                                            THREE MONTHS ENDED,           TWELVE MONTHS ENDED,
                                                     -------------------------------------------------------------
                                                           12/31/07       12/31/06       12/31/07        12/31/06
                                                     ---------------- -------------- -------------- --------------
                                 OPERATING EARNINGS         $   0.86        $  0.93      $    3.95     $    3.53
---------------------------------------------------- ---------------- -------------- -------------- --------------
                    NET REALIZED/UNREALIZED CAPITAL            (0.81)          0.04          (0.85)         0.07
                        GAINS (LOSSES), AS ADJUSTED
---------------------------------------------------- ---------------- -------------- -------------- --------------
                        OTHER AFTER-TAX ADJUSTMENTS             0.08           0.07          (0.01)         0.14
---------------------------------------------------- ---------------- -------------- -------------- --------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS         $   0.13        $  1.04      $    3.09     $    3.74
---------------------------------------------------- ---------------- -------------- -------------- --------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING           263.9          272.1          268.1         275.5
---------------------------------------------------- ---------------- -------------- -------------- --------------







*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.



                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)

                                                         THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                 ------------------------------- ---------------------------------
                                                        12/31/07       12/31/06        12/31/07        12/31/06
                                                 ---------------- --------------- --------------- ----------------
   Premiums and other considerations                    $1,178.1        $1,098.9      $  4,634.1      $  4,305.3
   Fees and other revenues                                 680.8           515.0         2,634.7         1,902.5
   Net investment income                                 1,037.7           924.1         3,966.5         3,620.6
   Net realized/unrealized capital gains
   (losses)                                               (332.5)           21.6          (328.8)           44.7
                                                 ---------------- --------------- --------------- ----------------
   TOTAL REVENUES                                        2,564.1         2,559.6        10,906.5         9,873.1
                                                 ---------------- --------------- --------------- ----------------
   Benefits, claims, and settlement expenses             1,709.4         1,464.8         6,435.3         5,692.4
   Dividends to policyholders                               71.9            73.3           293.8           290.7
   Operating expenses                                      813.2           692.9         3,129.2         2,558.7
                                                 ---------------- --------------- --------------- ----------------
   TOTAL EXPENSES                                        2,594.5         2,231.0         9,858.3         8,541.8
                                                 ---------------- --------------- --------------- ----------------
   Income (loss) from continuing operations
        before income taxes                                (30.4)          328.6         1,048.2         1,331.3
   Income taxes (benefit)                                  (52.2)           66.2           208.1           295.9
                                                 ---------------- --------------- --------------- ----------------
   Income from continuing operations, net of
        related income taxes                                21.8           262.4           840.1         1,035.4
   Income from discontinued operations, net of
        related taxes                                       20.6            30.0           20.2             28.9
                                                 ---------------- --------------- --------------- ----------------
   NET INCOME                                               42.4           292.4           860.3         1,064.3
   Preferred stock dividends                                 8.3             8.3            33.0            33.0
                                                 ---------------- --------------- --------------- ----------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS          $   34.1        $  284.1      $    827.3      $  1,031.3
   Less:
   Net realized/unrealized capital gains
        (losses), as adjusted                             (211.5)            9.7          (229.7)           18.0
   Other after-tax adjustments                              19.8            22.4            (1.4)           41.2
                                                 ---------------- --------------- --------------- ----------------
   OPERATING EARNINGS                                   $  225.8        $  252.0      $  1,058.4      $    972.1
                                                 ================ =============== =============== ================

                                                   SELECTED BALANCE SHEET STATISTICS

                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                          12/31/07              12/31/06            12/31/05
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                            $  154.5                 $   143.7         $   127.0
  Total common equity (in millions)                     $6,879.7                 $ 7,318.8         $ 7,265.2
  Total common equity excluding accumulated other
       comprehensive income (in millions)               $6,459.5                 $ 6,471.9         $ 6,270.4
  End of period common shares outstanding
       (in millions)                                       259.1                     268.4             280.6
  Book value per common share                           $   26.55                $    27.27        $    25.89
  Book value per common share excluding
      accumulated other comprehensive income            $   24.93                $    24.11        $    22.35



                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                               THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                         ------------------------------------------------------------------
                                                               12/31/07        12/31/06        12/31/07         12/31/06
                                                         ----------------- --------------- --------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                 0.86            0.93             3.95            3.53
Net realized/unrealized capital gains (losses)                    (0.81)           0.04            (0.85)           0.07
Other after-tax adjustments                                        0.08            0.07            (0.01)           0.14
                                                         ----------------- --------------- --------------- ----------------
Net income available to common stockholders                        0.13            1.04             3.09            3.74
                                                         ================= =============== =============== ================

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED
OTHER COMPREHENSIVE INCOME:
Book value per common share excluding accumulated
     other comprehensive income                                   24.93           24.11            24.93           24.11
Net unrealized capital gains                                       1.22            3.21             1.22            3.21
Foreign currency translation                                       0.14           (0.10)            0.14           (0.10)
Net unrecognized post-retirement benefit obligations               0.26            0.05             0.26            0.05
                                                         ----------------- --------------- --------------- ----------------
Book value per common share including accumulated
     other comprehensive income                                   26.55           27.27            26.55           27.27
                                                         ================= =============== =============== ================
OPERATING REVENUES:
USAA                                                           1,300.3         1,085.3          5,150.2         4,107.0
GAM                                                              174.1           149.5            603.0           488.1
IAMA                                                             255.4           128.6            796.3           605.4
Life and Health                                                1,221.6         1,210.1          4,857.1         4,736.2
Corporate and Other                                              (49.6)          (36.5)          (156.8)         (110.9)
                                                         ----------------- --------------- --------------- ----------------
Total operating revenues                                       2,901.8         2,537.0         11,249.8         9,825.8
Add:  Net realized/unrealized capital gains (losses)
     and related fee adjustments                                (337.0)           20.6           (343.0)           44.2
Less:  Operating revenues from discontinued real estate            0.7            (2.0)             0.3            (3.1)
Total GAAP revenues                                      ----------------  ---------------  -------------- ----------------
                                                               2,564.1         2,559.6         10,906.5         9,873.1
                                                         ================= =============== =============== ================
OPERATING EARNINGS:
USAA                                                             149.9           146.6            655.8           542.6
GAM                                                               27.4            32.1            108.5           102.5
IAMA                                                              25.4            14.9            110.7            71.8
Life and Health                                                   42.1            64.9            221.1           282.5
Corporate and Other                                              (19.0)           (6.5)           (37.7)          (27.3)
                                                         ----------------- --------------- --------------- ----------------
Total operating earnings                                         225.8           252.0          1,058.4           972.1
Net realized/unrealized capital gains (losses)                  (211.5)            9.7           (229.7)           18.0
Other after-tax adjustments                                       19.8            22.4             (1.4)           41.2
Net income available to common stockholders              ----------------- ---------------  -------------- ----------------
                                                                  34.1           284.1            827.3         1,031.3
                                                         ================= =============== =============== ================

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as
adjusted                                                        (211.5)            9.7           (229.7)           18.0
Add:
Periodic settlements and accruals on non-hedge
derivatives                                                        4.0             -               18.9              -
Amortization of DPAC and sale inducement costs                   (15.3)           (1.5)           (10.4)           (5.4)
Capital gains distributed                                          3.3             6.0             11.0            11.8
Tax impacts                                                     (118.4)            3.5           (125.5)           12.1
Minority interest capital gains                                    4.9             2.9             11.6             7.7
Less related fee adjustments:
Unearned front-end fee income                                       -             (0.8)             8.7             0.8
Certain market value adjustments to fee revenues                  (0.5)           (0.2)            (4.0)           (1.3)
                                                         ---------------   --------------- --------------- ----------------
GAAP net realized/unrealized capital gains (losses)             (332.5)           21.6           (328.8)           44.7
                                                         ===============   =============== =============== ================

OTHER AFTER TAX ADJUSTMENTS:
Gain on disposal of discontinued real estate
    investments                                                   20.0            30.9             20.0            30.9
Tax refinements related to prior years                            (0.2)            -              (21.4)            -
Contribution to foundation                                         -              (8.5)             -              (8.5)
IRS audit Issue                                                    -               -                -              18.8
                                                         ---------------   --------------- --------------- ----------------
Total other after-tax adjustments                                 19.8            22.4             (1.4)           41.2
                                                         ===============   =============== =============== ================


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


(1) Fourth quarter 2007 net income discussed in this release before Segment Highlights.
(2) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(3) The increase was $158 million or 22 percent on a reported basis, $111 million or 15 percent excluding $28 million of net benefiting items for Full Service Accumulation in 2007, and $19 million of net benefiting items for Principal International.
(4) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(5)  As of December 31, 2007